Exhibit 10.2
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), dated March 30, 2010, is by and between interCLICK, Inc., a Delaware corporation (the “Company”), and Michael Mathews (the “Executive”).

WHEREAS, the Company and the Executive entered into an employment agreement as of June 28, 2007, as amended by that certain Amendment to Employment Agreement dated December 31, 2008 (the “Agreement”); and

NOW, THEREFORE, the Company and the Executive, each intending to be legally bound hereby, do mutually covenant and agree as follows:

I.	The Agreement is hereby amended as follows:

A.	Section 4(b) shall be deleted and replaced with the following:

(b)
Bonus.  In addition to a base salary, Executive shall be eligible to receive an annual cash bonus (pro-rated for partial calendar years during the Employment Period) upon the achievement of pre-established performance goals tied to the Company’s revenues, EBITDA or other financial measures as determined by the Company’s Board of Directors or Compensation Committee after consultation with the Executive.   Depending upon achievement of the performance goals, Executive’s bonus for each calendar year during the Employment Period shall be 50% of Executive’s base salary earned during such year.  Any such Bonus earned during a calendar year shall be paid at such time as the Company customarily pays annual bonuses.

B.	Section 4(g) of the Agreement shall be amended by adding a new clause (iv) as follows:

(iv)           Upon a change of control as defined in Section 4(g)(i) of this Agreement, all options and restricted common stock granted by the Company to the Executive shall immediately vest.

II.         Capitalized terms used but not otherwise defined in this Second Amendment shall have the meanings assigned thereto in the Agreement.

III.         In the event of any conflict between the Agreement and this Second Amendment, the terms as contained in this Second Amendment shall control. In all other respects the Agreement is hereby ratified and confirmed.

IV.         This Second Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Facsimile signatures shall be treated in all respects and for all purposes as originals.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

COMPANY:

interCLICK, Inc.

By:	______________________________
______________, _______________

EXECUTIVE:

___________________________________
Michael Mathews